Exhibit (17)(c)

PROXY CARD                                                            PROXY CARD

                           HARRIS INSIGHT FUNDS TRUST

                   HARRIS INSIGHT HIGH YIELD SELECT BOND FUND

This proxy is solicited by the Board of Trustees of Harris Insight Funds Trust (the "Trust") for use at a special meeting of shareholders of the Harris Insight High Yield Select Bond Fund (the "Fund") called to be held on May 11, 2004 (the "Meeting").

The undersigned hereby appoints Ishwar D. Gupta and Merrrill J. Sklenar, and each of them, proxies of the undersigned, each with the power of substitution and resubstitution, to attend, and to vote all shares of the Fund at the above-referenced Meeting of Shareholders and any adjournment or adjournments thereof and to vote all shares of the Fund that the undersigned may be entitled to vote with respect to the following proposals, in accordance with the specifications indicated, if any, and with all the powers that the undersigned would possess if personally present, hereby revoking any prior proxy to vote at such Meeting. This instruction may be revoked at any time prior to its exercise at the Special Meeting by execution of a subsequent proxy card, by written notice to the Secretary of the Trust, or by voting in person at the Special Meeting. The undersigned hereby acknowledges receipt of the notice of Meeting and the Combined Prospectus and Proxy Statement dated April 7, 2004.

                    CONTROL NUMBER:  999 9999 9999 999

                    NOTE: PLEASE SIGN EXACTLY AS NAME(S) APPEAR(S) HEREON. CORPORATE OR PARTNERSHIP PROXIES SHOULD BE SIGNED IN FULL CORPORATE OR PARTNERSHIP NAME BY AN AUTHORIZED OFFICER. EACH JOINT OWNER SHOULD SIGN PERSONALLY. WHEN SIGNING AS A FIDUCIARY, PLEASE GIVE FULL TILTLE AS SUCH.

                    ____________________________________________________________
                    Signature

                    ____________________________________________________________
                    Signature of joint owner, if any

                                                                      , 2004
                    ____________________________________________________________
                    Date                                              10009B



                           VOTE THIS PROXY CARD TODAY!


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This proxy will be voted as specified below with respect to the action to be taken on the following proposal. In the absence of any specification, this proxy will be voted in favor of the proposal. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TRUST. THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL SET FORTH BELOW.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS.  Example: [X]

To approve an Agreement and Plan of Reorganization
providing  for  the sale of   all of the assets of
Harris Insight High Yield Select Bond Fund to, and
the assumption of all of  the liabilities   of the
Harris Insight High Yield Select Bond Fund by, the      FOR   AGAINST   ABSTAIN
Harris Insight High Yield Bond Fund in return  for      [ ]     [ ]        [ ]
shares of the  Harris Insight High Yield Bond Fund
and  the   distribution  of   such  shares  to the
shareholders  of  the  Harris  Insight  High Yield
Select  Bond  Fund  in complete liquidation of the
Harris   Insight   High   Yield  Select Bond Fund.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.